Exhibit 23.3

Blain, Joyal, Charbonneau S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
1410, Principale St., Suite 104
Sainte-Julie, Quebec J3E 1R6
Téléphone / Telephone : 450-922-4535
Télécopieur / Facsimile : 450-922-5380
www.groupebjc.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement, Post-Effective Amendment No. 3 to Form S-1 of Pioneer Power Solutions, Inc. of our report dated April 13, 2012 relating to our audit of the financial statements of Bemag Transformer Inc. as of and for the year ended June 30, 2011 appearing in this Registration Statement.

Signed Blain, Joyal, Charbonneau S.E.N.C.R.L.

Chartered Accountants

Sainte-Julie, Canada
April 17, 2012